Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2026, with respect to the consolidated and combined financial statements of XBP Global Holdings, Inc. as of December 31, 2025 (Successor), and for the five-month period ended December 31, 2025 (Successor) and the seven-month period ended July 31, 2025 (Predecessor).

We also consent to the use of our name as it appears under the caption “Experts”.

/s/ UHY LLP

Sterling Heights, Michigan

September 22, 2026